UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2009

China Shoe Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333- 139910	20-2234410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

488 Wai Qingsong Road,
Waigang, Jiading District, Shanghai
People's Republic of China 201800
 (Address of principal executive offices) (Zip code)

011-86-21-59587756
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2009 (the “Closing Date”), China Shoe Holdings, Inc. (“CHSH” or the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (1) Extra Ease Limited (“Extra Ease”), (2) Eatware Intellectual Properties Limited (“EWIP”), (3) China Shoe Holdings, Inc., a Nevada corporation (the “Company”), and (4) the Shareholders of Extra Ease and EWIP (collectively “the Shareholders”).

Pursuant to the Exchange Agreement, the Company agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the issued and outstanding shares of common stock of Extra Ease and EWIP.  As consideration, the Company shall issue a total of 1,871,313,946 shares of its common stock, of which (i) 121,313,946 shares shall be issued to the shareholder of Extra Ease or its designee/designees (the “Extra Ease Exchange Shares”) in exchange for 10,000 shares of Extra Ease, representing 100% of the issued and outstanding common stock of Extra Ease, and (ii) 1,750,000,000 shares shall be issued to the shareholders of EWIP or their designee/designees (the “EWIP Exchange shares”) in exchange for 50,000 shares of EWIP, representing 100% of the issued and outstanding common stock of EWIP.  Immediately following completion of the share exchange transaction, the Company shall have a total of 1,990,759,517 shares of its common stock issued and outstanding.

As a result, the Company has acquired the business and operations of Extra Ease and EWIP, and the Company’s principal business activities, moving forward, shall continue to be conducted through these two companies and their subsidiaries, as further described below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Corporate History of China Shoe Holdings, Inc.

CHSH was incorporated in the State of Nevada on January 24, 2005 as Indigo Technologies, Inc. On June 6, 2007, the Company changed its name to China Shoe Holdings, Inc. Prior to the transaction under the Exchange Agreement, CHSH was engaged, through its subsidiaries, in the manufacturing of ladies fashion footwear for shoe retailers in Japan and China. The Company also produced various types of shoe soles for the domestic market in the PRC. The Company’s manufacturing plant was located in Jiading Township, a suburb of Shanghai in the People's Republic of China. However, the Company faced a worsening operating environment during the third quarter of 2008 as the global financial crisis cut demand and a rising currency eroded profits. As a result, in connection with the Exchange Agreement, the Company sold off the existing business operations of CHSH by way of a Subsidiary Stock Purchase Agreement dated March 31, 2009, thereby selling the business and assets of its subsidiaries to a third party. Moving forward, the Company shall engage in the business as described in the “Business” section below.

Corporate History of Eatware Intellectual Properties Limited

EWIP was incorporated as a British Virgin Island corporation on December 15, 2006. The Company’s management had performed extensive research and development on pulp technology since the 1990s. After years of research, it’s the Company’s management has successfully invented four main apparatus for producing a bio-based product that has all of the favorable properties as described in the “Product” session.  They are: (1) an apparatus and a method of producing pulp-moulded products (Compression Chamber Forming); (2) a method to reduce water content during cold press; (3) A kind of Food Container Box Hasp Structure; (4) A mould cavity device to reduce residual moisture of pulp-moulded products during compression.  The first patent application was filed on July 15, 2004 in UK following other countries including China, Korea, Malaysia, Singapore and Taiwan.  The first patent was issued in Taiwan on August 21, 2006 followed by China on September 27, 2006. As part of the corporate restructuring, all the patents and trademarks held by the Company’s management and subsidiaries were all transferred to EWIP.

Corporate History of Extra Ease Limited

Extra Ease was incorporated as a British Virgin Island corporation on January 2, 2008. Extra Ease’s wholly-owned subsidiary, Eatware Global Corporation (“EGC”) was founded in 2006 to market and sell bio-based food packaging products. Extra Ease has a licensing agreement with EWIP which grants Extra Ease the right to utilize EWIP patented technologies to develop related products and launch to market (Heretoforth known as “Eatware products”). Up to date, Eatware products have obtained numerous awards and recognitions, such as the compliance to FDA food packaging standard 176.170 and 178.3800.

To expand the market segment among different regions, the first distributorship agreement was signed on November 18, 2006 with one of the UK's leading suppliers of upscale packaging and tabletop products, Remmerco Ltd. A year later, EGC has also established distributor and strategic partnership with Solo Cups in the United States. Since 2008, EGC has been approached - directly or indirectly - for launch of retail pack sales and customized designs’ solutions by representatives of Wal-Mart, Mark & Spencer, Havi in connection with their corporate goal to find a replacement to the traditional disposables they currently use and which they know is having a negative impact on the environment. EGC has been expanding rapidly its clientele base internationally during the past few years - and continue to do so - to cope with the increasing demand of the bio-based products.

Overview of Extra Ease and EWIP

Moving forward, we will conduct our operations through our wholly owned subsidiaries, EWIP and Extra Ease and its subsidiaries – EGC, Eatware Asset Management Ltd., Eatware Far East Ltd., Eatware International Ltd., and Rongbao (Nantong) Environmental Co. Ltd. (collectively referred to as “EGC”). Extra Ease, EGC and EWIP are collectively referred to as “Eatware” or the “Group”. We will primarily engage in the business of licensing our technology, intellectual propertie s and trademarks, marketing and trading of environmentally safe food packaging products and additives, as well as leasing of machineries to licensees. Our objective is to establish ourselves as a leading brand of high quality bio-based food packaging products.

Our Corporate Structure

Our Intellectual Properties

Prior to Eatware products launching to the market, we have performed extensive research on pulp technology. Throughout the process, EWIP has involved experts both from the industry and the universities. Management believes that Eatware’s technological application in this area is far advanced of its competitors. Our research and development strategy is to create innovative, value-added products and market opportunities and thus enhance Eatware’s market position.

The patented technology combined with the unique additive serve as a high barrier to entry for the Company’s competitors.

Invention	An Apparatus And A Method Of Producing Pulp-Moulded Products (Compression Chamber Forming)	A Method To Reduce Water Content During Cold Press	A Kind Of Food Container Box Hasp Structure	A Mould Cavity Device To Reduce Residual Moisture Of Pulp-Moulded Products During Compression
China	-	Patent No.: ZL 200520040420.9 (Issued on 27 Sept 06)	App No. 200520047096.3 (filed on 1 Dec 05) (Process time : 48 months)	App No. 200610140169.2 (filed on 10 Oct 06) (Process time : 48 months)
Korea	-	Patent No.: 10-0877008 (Issued on 24 Dec 08)	-	-
Malaysia	App No. PI20056021 (filed on 20 Dec 05) (Process time : 48 months)	App No. PI20060276 (filed on 23 Jan 06) (Process time : 48 months)	-	-
Singapore	App No. 200508402-5 (filed on 27 Dec 05) (Process time : 48 months)	App No. 200602007-7 (filed on 27 Mar 06) (Process time : 48 months)	-	-
Taiwan	-	Patent No. : M296135 (Issued on 21 Aug 06)		-
UK	App No. GB0415853.1 (filed on 15 July 04)	-	-	-

EWIP has been working extensively with copyrights and trademarks to protect against infringement of its properties.  The below table outlines Eatware’s copyrights and trademarks:

TRADEMARK/COPYRIGHT

COUNTRY	Canada	File no.: 1255299 (class 16 & 21) Filed on 26 Apr 05	-	-		File no.:1255302 (class 1) Filed on 26 Apr 05
	China	® 4601212 (class 16) Reg. date : 21 August 08 ® 4601214 (class 21) Reg. date : 21 August 08	-	File no.: ZC5014116SL (class 35) Filed on 1 March 06	-	® 4601213 (class 1) Reg. date : 21 August 08
	European Union	® 005050976 (class 16,21,35) Reg. date : 20 July 07	-	-	-	-
	Hong Kong	® 300305225 (class 16 & 21) Reg. date : 21 Oct 04	-	® 300569160 (class 16 & 21 & 35) EATWARE/Eatware/ eatware Reg. date : 21 Jan 06	® 300569142 (class 16 & 21 & 35) Reg. date : 21 Jan 06	® 300305216 (class 1) Reg. date 21 Oct 04
	Japan	® 4968375 (class 16 & 21) Reg. date : 7 Jul 06	-	-	-	-
	Malaysia	® 06000078 (class 16) Reg. date : 4 Jan 06 ® 06000079 (class 21) Reg. date : 4 Jan 06	-	File no: 6008434 (class 35) Filed on 19 May 06	® 06008435 (class 35) Reg. date : 21 Nov 05	-
	Singapore	® T06/00623D (class 16) ® T06/00624B (class 21) Reg. date: 9 Jan 06	-	® T06/09579B (class 35) Reg. date: 19 May 06	-	-
	Taiwan	® 01198302 (class 16) Reg. date: 1 Mar 06 ® 01204663 (class 21) Reg. date: 16 Apr 06	-	® 01249531 (class 35) Reg. date: 1 Feb 07	® 01249530 (class 35) Reg. date: 1 Feb 07	® 01203450 (class 1) Reg. date: 16 Apr 06
	UK	® 2395326 (class 16 & 21) Reg. date: 7 May 05	-	-	-	®2397473 (class 1) Reg. date: 7 May 05
	US	® 3308510 (class 16) Reg. date : 9 Oct 07	® 3364588 Reg. date : 8 Jan 08 (class 16, 21)	®3364587 Reg. date : 8 Jan 08 (class 16, 21)	-	®3481399 Reg. date : 5 Aug 08 (class 16, 21)

EWIP relies on a combination of trade secrets, confidentiality agreements, patent, trademark, copyright, licenses, unfair competition and other intellectual property laws to protect its intellectual property and other proprietary rights.

EWIP has engaged with B.I. Appraisals Limited (“B.I. Appraisals”) for an opinion of valuation of its Intellectual Property in the technology to produce environmentally preferable food packaging products.  B.I. Appraisals and the management have been conducting asset valuations and consultancy works in the Greater China and the Asia Pacific regions for various purposes for over 25 years.  In their report dated December 23, 2008, B.I. Appraisals has estimated that the market value of EWIP Intangible Asset as at November 30, 2008, was reasonably represented by the amount of US$127,000,000.00 (US Dollars One Hundred and Twenty-seven Million only). A copy of the valuation report is attached as an exhibit.

Our Products

Eatware products are 100% organic, chemical-free biodegradable foodservice packaging product in the industry.  Features of the products include being oil, water, heat resistant, microwave and oven safe. EWIP also invented what management believes to be the world’s first 100% organic additive - Eatplus®, comprised of a modified starch. While other food packaging competitive products can take over 200 years to decompose and have contributed to massive landfills across the globe, Eatware products are designed to decompose in the soil within 180 days and can disperse in water within two weeks.  Eatplus® enhances the products making them sturdy, yet 100% biodegradable.

In contrast, traditional foodservice disposables, wraps, and paperboard are currently manufactured from a variety of materials, including paper and plastic. Management believes that none of these materials fully addresses three of the principal challenges facing the foodservice industry; namely performance, price, and environmental impact. Management believes that Eatware products address the combination of these challenges better than traditional alternatives and therefore will be able to achieve a significant share of the foodservice disposable packaging market.

Eatware products can be categorized into five types: (1) plates; (2) bowls; (3) trays; (4) lunch boxes; and (5) mini containers. To date, EWIP’s technology has been used to produce limited commercial quantities of plates, bowls, and hinged-lid containers intended for use by all segments of the foodservice disposable packaging market, including quick-service restaurants, food and facilities management companies, Governments, universities/colleges, and retail operations. These products were developed using detailed environmental assessments and carefully selected raw materials and processes to minimize the harmful impact on the environment without sacrificing competitive price or performance.

The Company markets and sells bio-based tableware for the food service packaging industry that is:

•	100% decomposable, biodegradable and compostable;
•	100% water-resistant;
•	100% oil-resistant to over 400ºF;
•	100% heat-resistant to over 400ºF;
•	100% microwave-safe to over 400ºF;
•	100% freezer-safe;
•	100% steamer-safe;
•	100% made of natural materials – absolutely no chemicals/petroleum are added;
•	Made from bamboo, sugarcane, rice or cornstarches;
•	Decomposable in a landfill within 90 days;
•	Decomposable in a compost pile within 2 days;

Industry

Based on industry studies, management believes that the annual spending on foodservice disposable packaging is approximately $12 billion in the U.S. and will reach 14.4 billion in year 2009.  (source: http://www.allbusiness.com/specialty-businesses/860475-1.html) The Company believes that of the foodservice disposables purchased in the U.S. by quick-service restaurants and other institutions, approximately 45% are made of coated or plastic laminated paper and 55% are made of non-paper materials such as plastic, polystyrene or foil.

In addition to the U.S., management believes the market opportunity for Eatware products are particularly strong in Europe and parts of Asia due to heightened environmental concerns and government regulations.

The Current Market for Environmentally-Friendly Tableware

According to the U.S. Environmental Protection Agency (“EPA”), approximately 60 billion disposable cups, 20 billion disposable eating utensils and 25 billion disposable plates are used and sent to landfills and incinerators each year in the United States.  Single-use disposable "Expanded Polystyrene" (“EPS”) food and drink containers (lunch boxes, cups and bowls) are discarded by consumers around the world by the hundreds of millions each and every single day. This is extremely detrimental to the environment. EPS products are being viewed by cities and countries around the world as the main culprit for causing so called "White Pollution" since EPS is totally non-biodegradable and non-recyclable, according to the California Integrated Waste management Board, Statewide Waste Characterization Study: Results and Final Report , pub. #340-00-009, Sacramento, Calif., December 1999, prepared by Cascadia Consulting Group. It takes over 200 years before EPS begins to only partly degrade in water or in the earth.  Not only that, but EPS also releases significant toxic by-products.

Most widely-used food serviceware is made from crude oil (Styrofoam, etc.) and, like all conventional plastics, polystyrene foam is non-renewable, non-biodegradable and virtually non-recyclable. Polystyrene foam food serviceware ends up in landfills, waterways or the ocean. It breaks down into smaller and smaller pieces which are often mistaken for food and ingested by marine animals, birds and fish. Medical evidence also suggests that chemicals in polystyrene foam are carcinogenic and may leach into food or drink. Polystyrene is produced from styrene, which is also a known human neurotoxin and a known animal carcinogen.

As a result, many municipalities have enacted efforts, regulations and laws to curb or ban the use of EPS products, such as polystyrene. In fact, over 100 cities in the US have banned polystyrene in some empirical form (source: http://earth911.com/blog/2008/06/23/stroyfoam-bans-here-to-stay/). In Oakland, CA, for instance, recently banned the use of polystyrene foam (such as Styrofoam) disposable food service ware for all food vendors (source: Ordiance No. 07-004 http://www.ci.emeryville.ca.us/community/environment/pdf/foodware_ordinance.pdf)

In our disposable society, though, it is difficult to ban disposable products altogether.  Fast food restaurants, households with young children, hospitals, school cafeterias and other facilities concerned with the spread of food-borne disease attest to the need for disposable food containers.   Add to this the additional energy, water and detergents needed to wash permanent-ware and it becomes clear that a disposable eco-friendly alternative is needed around the world.  The dilemma, of course, is in choosing a disposable container that is effective, cost efficient, and minimizes damage to the environment. Management believes that Eatware products fulfill this need.

The Company believes that no other competitive product currently exists in the market that can equal its environmentally friendly product line’s full list of benefits.  A strong opportunity exists, then, for segment dominance by Eatware products since the market is just beginning to adopt eco-friendly foodware. The Company forecasts multiple niche markets that could readily transition to using the Company’s products, including: catering, government, academic, hospitality, airline, military and restaurants.  Major opportunities also exist to capture significant portions of the fresh and frozen food packaging industries.

Environmental Compliance

Eatware products have received numerous awards and certifications throughout the years:

Eatware Management System Certifications

1	Quality Management System ISO9001:2000

2	Environmental Management System ISO14001:2004

3	Food Safety Management System HACCP

Eatware Product Awards

1	***US Green Seal***

2	***China Environmental Label***

3	Hong Kong Eco-Products Award

4	Hong Kong Q-Mark Product

5	Hong Kong Green Label

6	China Quality Safety Mark

7	US People’s Choice Award – Best New Technology

Eatware Product Compliance Testing

1
HKEPD Testing Guideline on the Degradability and Food Safety of Container and Bags

HS 1004 Pesticides Residues Test

HS 1005 Coliform Bacteria Test

HS 1006 Moulds and Yeasts Test

HS 2001 Biodegradability Test

HS 3001 Static Loading Test

HS 3003 Low Temperature Resistance Test

HS 3004 Water and Oil Proof Tests at Raised Temperature

HS 3006 Acid Resistance Test

2	US FDA 21 CFR 176.170 Components of Paper and Paperboard in Contact with Aqueous and Fatty Foods

3	US FDA 21 CFR 178.3800 Preservatives for Fiber

4	US FDA Bacteriological Analytical Manual Chapter 18 Yeasts, Molds and Mycotoxins

5	French Law 94-647 Packaging Materials Pollutants Analysis

6	EU Council Directive 94/62/EC; French Law 98-638 Recyclability, Composting and Biodegradability

7	The European Standard EN13432 Requirements for Resins Recoverable through Composting and Biodegradation

8	ASTM D6866-08 Biobased content

9	Canada Consumer Packaging and Labelling Act (R.S., 1985, c.C-38) Packaging, Labelling, Sale, Importation and Advertising

In addition to international certifications, Eatware products have also been awarded Eco Products Award by the Centre of Environmental Technology Ltd, the Chinese and Hong Kong General Chamber of Commerce in 1999, the Best New Technology Award by Los Angeles Western Foodservice & Hospitality Expo 2006 and recently the Hong Kong Q-Mark Product Scheme in May 2008 for its remarkable biodegradable nature and quality. Governmental authorities worldwide recognize Eatware® as a strong advocator of environmental preservation providing the most bio-based foodware solutions.

Customers

The Company’s current customer base is comprised of professional medium size corporations, with years of experiences in their market segments and with established network within the food and packaging industries, for faster penetration. The Company continues to search internationally for more industry players, to expand its network, as it increases its licensed manufacturing base for production capacity.

Suppliers

Our principal suppliers include:

NAME	AMOUNT (HK$) 04/01/07 – 03/31/08	AMOUNT (HK$) 04/01/08 – 03/31/09
Tian Yao Puikei (Haimen) Environmental Product Co. Ltd.	4,147,608.14	8,524,140.49

Tian Yao (Nantong) Environment Protection	3,432,151.22	4,787,552.78

Glory Team Industrial Ltd, Shanghai	0.0	76,287.90

Distributors

Our principal distributors include:

NAME	TERRITORY	TERM OF CONTRACT	AMOUNT OF CONTRACT
Natures Fresh, LLC	United States	08/06/07 – 08/05/09	USD 250,000

Excellent Packaging & Supply	United States	01/30/07 – 01/30/08 (pending renewal)	USD 600,000

BSS (HK) Corporation Ltd.	Hong Kong & Singapore	01/01/07 – 12/31/08 (pending renewal)	USD 300,000

Biopak Pty Ltd.	Australia & New Zealand	06/01/07 – 05/31/09	USD 950,000

DBM Holdings Ltd.	United Kingdom	06/23/08 – 06/22/10	USD 600,000

DEREC Sarl	France	01/11/07 – 01/10/10	USD 1,800,000

Especia, S.A. De C.V.	Mexico	01/10/07 – 01/09/09	USD 1,200,000

Global Foods Trade, LLC	United States	01/10/07 – 01/09/08	USD 1,200,000

Green Energy Holding Corp.	West Coast of United States, incl. CA, NV, AZ, OR, WA and the western provinces of Canada	05/15/08 – 05/14/09	USD 600,000

Import Food Network, LLC	United States	02/09/07 – 02/08/08 (pending renewal)	USD 600,000

Rimpac Emballage AB	Sweden	07/30/07 – 07/29/0	USD 1,200,000

Total Package Solutions, LLC	United States	06/01/08 – 05/31/09	USD 475,000

Vertex Industrial Sales, Inc.	Canada	02/15/08 – 02/14/09	USD 525,000

Be_Natural N.V	Benelux	02/28/09 – 02/27/10	USD 50,000

MEITAV CHEF	Israel	11/25/08 – 11/24/09	USD 300,000

Enrus Corp	Korea	11/22/06 – 11/21/11	USD 1,200,000

P & M(Int’l) Industrial Co.	United States	12/30/08 – 12/29/09	Sales Representative

The Green One, Inc.	North America	06/05/08 – 06/05/09	Sales Representative

CIZETA S.a.s.	Italy	02/25/08 – 02/27/09	Sales Representative

Competition

Competition among food and beverage container manufacturers in the foodservice industry is intense and many of these competitors have greater financial and marketing resources at their disposal than the Company does, and many have established supply, production and distribution relationships and channels.

A number of the competitors have introduced or are attempting to develop biodegradable starch-based materials, plastics, or other materials that may be positioned as potential environmentally superior packaging alternatives. It is expected that many existing packaging manufacturers may actively seek to develop competitive alternatives to the Company’s patented manufacturing process and products.

There are at least five companies involved in the production of water- and oil-stopping additives that compete against us, namely: 3M, Dupont, Proman, Michelin and Aquashield.

To the best of our knowledge, our principal competitors within the PRC are the following companies:

•	Shandong Teanhe Green PAK Science and Technology
•	China National Aero-Technology
•	Zuangzhou Xin Yan Environmental Protection Products

For countries outside PRC, there are also competing products from companies such as: Earthcycle, Biosphere, Cereplast, Earthshell, Novamont, Enviropak, Biobag, International Paper, NatureWorks, Eatitworlda and Earthsmart.  Management believes that its low-cost manufacturing and technological advantage of EWIP’s patented additive, EATplus (as described in the section titled “Our Business”), gives the Company a strong competitive advantage over competitors. The main advantage, though, is that Eatware product line is a proven technology that has been manufactured, distributed and marketed for years in Asia.

Some of our competitive strengths include:

•	Premium Quality: We are committed to ensure the quality of our products. Every single piece of product is carefully examined before delivering to our customers.

•	Highest Hygienic Standard: Our productions from licensees are designed to meet the highest food safety requirements to ensure Eatware products arefree of chemicals, microbiologicals and allergens.

•	Extensive Product Range: Our licensees are capable of full customized solutions, developments and production. We can tailor our products to meet client needs in terms of thickness, shape or size.

The Company believes that its patents and proprietary manufacturing process give it a competitive advantage in its area of specialization.

Our Distribution Method

Sales and Marketing. Our internal sales and marketing team is responsible for monitoring international sales, which includes coordinating and distributing orders from distributors.

Distribution Network. We have established a wide distribution network which allows us to maintain our competitiveness in the industry. Eatware products are exported to various countries, including Canada, the USA, Hong Kong, Singapore, New Zealand, Australia, France, Italy, Sweden, Israel and Mexico.

As of March 31st, 2009 we had 17 distributors and 3 sales representatives in various countries throughout the world as follows:

Country	No. of Distributors
Australia & New Zealand	1

Canada	2

France	1

Benelux	1

Hong Kong & Singapore	1

Korea	1

Mexico	1

Sweden	1

United Kingdom	1

United States	6

Israel	1

Sales Representative (Italy)	1

Sales Representatives (US)	2

Total	20

The Company primarily serves three customer groups: (1) foodservice (2) consumer and (3) produce (growers/packers). The Company has maintained strong relationships with leading foodservice customers and emphasis on innovation and customer service.

The Company mainly markets and sells its product line to foodservice customers through its in-house direct sales force.  Foodservice distributors sell the products they purchase to various operators including catering services, the government, academic institutions, hospitality companies, airlines, the military and restaurants. The company’s sales team works closely with these customers to develop unique product offerings and promotional programs.

Compared to polystyrene products, Eatware products are equally leak-proof, versatile, sturdy and convenient. However, the biodegradability of Eatware’s starch-based products could lessen the burden of disposable serviceware on the environment. Although consumers are generally more environmentally conscious, pricing is still the key factors for commercial customers and distributors. In the last few years, the general manufacturing costs for “green” biodegradable products have become much more competitive compared to traditional methods. Besides promoting the biodegradability of Eatware products, the Company emphasizes on building cost advantage by developing economies of scale. The Company expects the costs of Eatware products would be very competitive to traditional polystyrene products when more licensed manufacturers are in full operation. It is the Company’s strategic plan to aggressively expand in order to meet the targeted price points.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believes are immaterial may also impair our business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We are dependent on our Executive Directors and Executive Officers.  Any loss in their services without suitable replacement may adversely affect our operations.

Our success to date has been largely due to the contribution of our Chief Executive Officer and Chief Financial Officer, Jonathan W. L. So.  Mr. So is the founder of our Company, and has spearheaded our expansion and growth.  He is responsible for our operations, marketing, public relations, strategic planning and development of new products and markets.  Our continued success is dependent, to a large extent, on our ability to retain his services. The continued success of our business is also dependent on our key management and operational personnel such as Mr. Wu, Man-Shing, our Chairman and Mr. Megret, Laurent, our Chief Operating Officer.  We rely on their experience in the food packaging industry, product development, sales and marketing and on their relationships with our customers and suppliers.

The loss of the services of any of our executive directors or executive officers without suitable replacement or the inability to attract and retain qualified personnel will adversely affect our operations and hence, our revenue and profits.

We have not yet fully evaluated all of the Eatware products and it is possible that some of the products may not perform as well as conventional products.

Although we believe that our licensed Eatware manufacturer can engineer and manufacture Eatware product to meet many of the critical performance requirements for specific applications, individual products may not perform as well as conventional foodservice disposables; for example, some consumers may prefer clear cups and clear lids on take-home containers which are not available with our technology.  We are still developing many of our Eatware product and we have not yet evaluated the performance of all of them.  If we fail to develop Eatware product that perform comparably to conventional foodservice disposables, this could cause consumers to prefer our competitors' products.

Established manufacturers in the foodservice disposables industry could improve their ability to recycle their existing products or develop new environmentally preferable disposable foodservice containers, which could render our technology obsolete and could negatively impact our ability to compete.

Competition among existing food and beverage container manufacturers in the foodservice industry is intense.  Virtually all of the key participants in the industry have substantially greater financial and marketing resources at their disposal than we do, and many have well-established supply, production and distribution relationships and channels. Companies producing competitive products  utilizing  competitive materials may reduce their prices or engage in advertising or marketing  campaigns  designed to protect their respective market shares and  impede  market  acceptance  of  our Eatware product line.  In addition, several  paper and plastic  disposable  packaging  manufacturers  and converters  and others have made  efforts to  increase  the  recycling  of these products.  Increased recycling of paper and plastic products could lessen their harmful environmental impact, one major basis upon which the Company intends to compete.  A number of companies have introduced or are attempting to develop biodegradable starch-based materials, plastics, or other materials that may be positioned as potential environmentally superior packaging alternatives. We expect that many existing packaging manufacturers may actively seek competitive alternatives to our products and processes. The development of competitive, environmentally attractive, disposable foodservice packaging, whether or not based on our products and technology, could render our technology obsolete and could impair our ability to compete, which would have an adverse effect on our business, financial condition and results of operations.

Our anticipated international revenues are subject to risks inherent in international business activities.

We expect sales of our products and services in foreign countries to account for a material portion of our revenues. These sales are subject to risks inherent in international business activities, including:

•	Any adverse change in the political or economic environments in these countries;

•	Economic instability;

•	Any adverse change in tax, tariff and trade or other regulations;

•	The absence or significant lack of legal protection for intellectual property rights;

•	Exposure to exchange rate risk for revenues which are denominated in currencies other than U.S. dollars; and

•	Difficulties in managing joint venture businesses spread over various jurisdictions.

Our  revenues  could be  substantially  less than we expect if these risks affect our  ability  to  successfully  sell our  products  in the  international market.

Our products may be perceived poorly by customers and/or environmental groups, which could have an adverse affect on our business.

Our success depends substantially on our ability to design and develop foodservice disposables that are not as harmful to the environment as conventional disposable foodservice containers made from paper, plastic and polystyrene. Extra Ease uses a cradle to grave approach in its environmental assessment of Eatware products and in the development of associated environmental claims. We have received support for the Eatware concept from a number of environmental groups. Although we believe that Eatware products offer several environmental advantages over conventional packaging products, our products may also possess characteristics that consumers or some environmental groups could perceive as negative for the environment. Whether, on balance, Eatware products are better for the environment than conventional packaging products is a somewhat subjective judgment.  Environmental groups, regulators, customers or consumers may not agree that present and future Eatware products have an environmental advantage over conventional packaging.

Third  parties may infringe upon our patents,  new products  that we develop  may not be  covered  by our patents  and we could  suffer an adverse determination in a patent infringement proceeding, which could allow our competitors to duplicate our products  without having  incurred the research and development  costs we have  incurred  and  therefore  allow them to produce  and market those products more profitably

Our  ability to  compete  effectively  with  conventional  packaging  will depend,  in part,  on our  ability  to  protect  our  proprietary  rights to our  technology.  Although the Company  endeavors to protect our  licensed  technology  through,  among other things,  U.S. and foreign patents,  the duration of these patents is limited and the patents and patent  applications  licensed  to us may not be  sufficient  to protect our technology.  We also rely on trade secrets and proprietary know-how that we try to protect in part by confidentiality agreements with employees and consultants. These agreements have limited terms and these agreements may be breached, we may not have adequate remedies for any breach and our competitors may learn our trade secrets or independently develop them.  It is necessary for us to litigate from time to time to enforce patents issued or licensed to us, to protect our trade secrets or know-how and to determine the enforceability, scope and validity of the proprietary rights of others.

We believe that we own or have the rights to use all of the technology that we expect to incorporate into Eatware products, but an adverse determination in litigation or infringement proceedings to which we are or may become a party could subject us to significant liabilities and costs to third parties or require us to seek licenses from third parties.  Although patent and intellectual property disputes are often settled through licensing or similar arrangements, costs associated with those arrangements could be substantial and could include ongoing royalties.  Furthermore, we may not obtain the necessary licenses on satisfactory terms or at all. We could  incur  substantial  costs attempting to enforce our licensed patents against third party infringement,  or the  unauthorized  use of our  trade  secrets  and  proprietary  know-how  or in defending ourselves against claims of infringement by others. Accordingly, if we suffered an adverse determination in a judicial or administrative proceeding or failed to obtain necessary licenses, it would prevent us from manufacturing or licensing others to manufacture some of our products.

Our Failure to produce products profitably on a commercial scale would adversely affect our ability to compete with conventional disposable foodservice packagers.

Production volumes of Eatware products to date have been low relative to the intended capacity of the various manufacturing lines, and, until production volumes approach design capacity levels, actual costs and profitability will not be certain. Since the actual cost of manufacturing Eatware products on a commercial scale has not been fully demonstrated, they may not be manufactured at a competitive cost. As we begin to commercially produce Eatware products, we may encounter unexpected difficulties that cause production costs to exceed current estimates. The failure to manufacture Eatware products at commercially competitive costs would make it difficult to compete with other foodservice disposable manufacturers.

Unavailability  of raw materials used to manufacture our products,  increases in the price of the raw  materials,  or the  necessity of finding  alternative  raw materials  to use in our  products  could  delay  the  introduction  and  market acceptance of our products.

Although we believe that sufficient quantities of all raw materials used in Eatware products are generally available, if any raw materials become unavailable, it could delay the commercial introduction and hinder market acceptance of Eatware products.  In addition,  we  may become  significant  consumers  of certain key raw materials such as starch,  and if such consumption is substantial in relation to the  available  resources,  raw material  prices may increase  which in turn may increase the cost of Eatware products and impair our profitability.  In addition, we may need to seek alternative sources of raw materials or modify our product formulations if the cost or availability of the raw materials that we currently use become prohibitive.

Our operations are subject to regulation by the U.S. Food and Drug Administration.

The manufacture, sale and use of Eatware products are subject to regulation by the U.S. Food and Drug Administration (the "FDA").  The FDA's regulations are concerned with substances used in food packaging materials, not with specific finished food packaging products.  Thus,  food  and  beverage containers are in compliance  with FDA regulations if the components used in the food and  beverage  containers:  (i) are  approved by the FDA as  indirect  food additives for their  intended uses and comply with the  applicable  FDA indirect food additive  regulations;  or (ii) are generally  recognized as safe for their intended uses and are of suitable  purity for those  intended  uses. the Company believes that Eatware plates,  bowls and hinged-lid  containers and all other current and prototype Eatware products are in compliance with all requirements of the FDA and do not require additional FDA approval.  However, the FDA may not agree with these conclusions, which could have a material adverse affect on our business operations.

RISKS RELATED TO DOING BUSINESS IN CHINA

Our operations in the PRC are subject to the laws and regulations of the PRC.

As the manufacturing of our products by licensees is mainly carried out in the PRC, we are subject to and have to operate within the framework of the PRC legal system. Any changes in the laws or policies of the PRC or the implementation thereof, for example in areas such as foreign exchange controls, tariffs, trade barriers, taxes, export licence requirements and environmental protection, may have a material impact on our operations and financial performance.

The corporate affairs of our subsidiary in the PRC are governed by its articles of association and the corporate and foreign investment laws and regulations of the PRC. The principles of the PRC laws relating to matters such as the fiduciary duties of directors and other corporate governance matters and foreign investment laws in the PRC are relatively new. Hence, the enforcement of investors or shareholders' rights under the articles of association of a PRC company and the interpretation of the relevant laws relating to corporate governance matters remain largely untested in the PRC.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The laws of the PRC govern our businesses and operations that are located in the PRC. The PRC legal system is a codified system of written laws, regulations, circulars, administrative directives and internal guidelines. The PRC government is still in the process of developing its legal system to encourage foreign investment and to align itself with global practices and standards. As the PRC economy is undergoing development at a faster rate than the changes to its legal system, some degree of uncertainty exists in connection with whether and how existing laws and regulations apply to certain events and circumstances. Some of the laws and regulations and the interpretation, implementation and enforcement of such laws and regulations are also at an experimental stage and are subject to policy changes. Hence, precedents on the interpretation, implementation and enforcement of certain PRC laws are limited and court decisions in the PRC do not have binding effect on lower courts. Accordingly, the outcome of dispute resolutions and litigation may not be as consistent or predictable as in other more developed jurisdictions and it may be difficult to obtain swift and equitable enforcement of the laws in the PRC, or to obtain enforcement of a judgment by a court or another jurisdiction.

In particular, on 8 August 2006, six PRC regulatory bodies (including MOFCOM and the China Security and Regulatory Commission (“CSRC”)) jointly promulgated the new “Regulations on Foreign Investors Merging with or Acquiring Domestic Enterprises”, which took effect on 8 September 2006 (“2006 M&A Rules”). The 2006 M&A Rules regulate, inter alia, the acquisition of PRC domestic companies by foreign investors.

On 21 September 2006, the CSRC promulgated the “Guidelines on Domestic Enterprises Indirectly Issuing or Listing and Trading their Stocks on Overseas Stock Exchanges” (the “CSRC Guidelines”).

Under the 2006 M&A Rules and the CSRC Guidelines, the listing of overseas special purpose vehicles (“SPV”) which are controlled by PRC entities or individuals are subject to the prior approval of the CSRC.

The 2006 M&A Rules and the CSRC Guidelines do not provide any express requirement for an SPV to retroactively obtain CSRC approval where the restructuring steps had been completed prior to 8 September 2006.

John Y. Lo, 9/F, Hutchison House, Central, Hong Kong, telephone number (852) 2848-4848, the Legal Adviser to our Company on PRC Law, is of the opinion that our Group has obtained all the necessary governmental approvals from PRC authorities for the Restructuring Exercise prior to 8 September 2006, the requirement to obtain CSRC approval is not applicable to our Company and it is not necessary for the Company to comply retroactively with the requirement of obtaining the prior approval of the CSRC for a listing on OTC-BB.

There is no assurance that these PRC authorities will not issue further directives, regulations, clarifications or implementation rules requiring us to obtain further approvals in relation to our proposed listing on the OTC-BB.

PRC foreign exchange control may limit our ability to utilise our cash effectively and affect our ability to receive dividends and other payments from our PRC subsidiaries.

Our PRC subsidiary, which is a foreign investment entity (“FIEs”), is subject to the PRC rules and regulations on currency conversion. In the PRC, the State Administration of Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises (including wholly foreign-owned enterprises) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs”. With such registration certification (which have to be renewed annually), FIEs are allowed to open foreign currency accounts including the “current account” and “capital account”. Currently, transactions within the scope of the "current account" (for example, remittance of foreign currencies for payment of dividends) can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account” (for example, for capital items such as direct investments, loans and securities) still requires the approval of the SAFE. Our PRC operating subsidiary Rixiang has obtained the "Foreign Exchange Registration Certificates for FIEs", which is subject to annual review.

Our subsidiaries, operations and significant assets are located outside the U.S.  Shareholders may not be accorded the same rights and protection that would be accorded under the Securities Act. In addition, it could be difficult to enforce a U.S judgment against our Directors and officers.

Our subsidiaries, operations and assets are located in the PRC, British Virgin Islands and Hong Kong. Our subsidiaries are therefore subject to the relevant laws in the PRC, British Virgin Islands and Hong Kong. The Companies Act may provide shareholders with certain rights and protection which may not have corresponding or similar provisions under the laws of the PRC, British Virgin Islands and Hong Kong. As such, investors in our Shares may or may not be accorded the same level of shareholder rights and protection that would be accorded under the Securities Act. In addition, some of our Executive Directors, as at the Latest Practicable Date, are non-residents of the U.S. and the assets of these persons are mainly located outside the U.S. As such, there may be difficulty for Shareholders to effect service of process in the U.S., or to enforce a judgment obtained in PRC, British Virgin Islands and Hong Kong against any of these persons.

We are subject to the PRC's environmental laws and regulations.

Our production facilities in the PRC will be subject to environmental laws and regulations imposed by the PRC authorities, inter alia, in respect of air protection, waste management and water protection. In the event stricter rules are imposed on air protection, waste management and water protection by the PRC authorities, we may have to incur higher costs to comply with such rules. Accordingly, our financial performance may be adversely affected. In addition, we require licence for the discharge of pollutants for our operations, which is subject to annual review and renewal. In the event that we fail to renew our licence with the relevant authority, our operations and financial performance will be adversely affected.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time.  This could either benefit or damage our operations and profitability.  Some of the things that could have this effect are:

•	Level of government involvement in the economy;
•	Control of foreign exchange;
•	Methods of allocating resources;
•	Balance of payments position;
•	International trade restrictions; and
•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways.  As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.  In addition, some of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S.  As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The PRC's legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on  our business and prospects.

The practical effect of the PRC legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC's accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises

 Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our stockholders.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and lows as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem in China, where our operations are conducted, could have a negative effect on our operations.

Our operations may be impacted by a number of health-related factors, including the following:

•	Quarantines or closures of some of our offices which would severely disrupt our operations,

•	The sickness or death of our key officers and employees, and

•	A general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could damage our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Renminbi and U.S. dollars, and any future restrictions on currency exchanged may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in the U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.
Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Because one or more of our subsidiaries has inadequate insurance coverage in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

We currently have a US$3 million product liability.  However, we cannot guarantee that this amount would cover the liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for the product liability insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

The market price of our common stock may be volatile.

The market price of our common stock has been subject to wide fluctuations. The market price of our common stock in the future is likely to continue to be subject to wide fluctuations in response to various factors, including, but not limited to, the following:

•	variations in our operating results and financial conditions;
•	actual or anticipated announcements of technical innovations, new product developments, or design wins by us or our competitors;
•	general conditions in the foodware industries; and
•	worldwide economic and financial conditions.

In addition, the public stock markets have recently experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. The broad market fluctuations and other factors may continue to adversely affect the market price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Overview

The Company is a leading global technology-driven company focused on the marketing and selling of high-quality, single-use bio-based tableware for the foodservice packaging industry currently available worldwide.  Product features include being oil, water, heat resistant, microwave and oven safe, and made with all natural, abundant, and renewable materials that are 100% decomposable, biodegradable and recyclable.  The Company’s product line includes food containers, plates, trays, bowls, lids and other disposable packaging containers in the industry.

EWIP owns various names, trademarks, patents, equipment and procedures for the manufacture, distribution and sales of organically sensitive, bio-based tableware, packaging and other cellulose-based products (“the Products”).  Additionally, EWIP owns certain product formulations, production equipment, productions methods and procedures (“Trade Secrets”) which may be used to produce the Products.

Extra Ease, through its subsidiaries, markets and sells bio-based food packaging products. Extra Ease has a licensing agreement with EWIP which grants Extra Ease the right to utilize EWIP patented technologies to develop related products and launch to market. Eatware products are marketed primarily under the Eatware brand, as well as a line of products to select customers under private label brands.  Extra Ease is recognized for its customer service and its products are known for their quality, reliability and consistency.

Plan of Operations of the Company

In 2009 the Company plans to continue expanding its distributor partnerships worldwide.  At the same time, we will further enhance our brand development and increase brand and environmental awareness to the public.

Moreover, the Company will seek to further expand its manufacturing base by establishing partnership with qualified licensed factories, allowing them to utilize the Company’s patented manufacturing process and thereby generating royalty income. The selling of proprietary additive to these licensed factories will also contribute to the Company’s revenue.

Results of Operations of Extra Ease Limited

The following table summarizes the results of our operations during the nine-months period ended December 31 2008 and 2007, and provides information regarding the dollar and percentage increase or (decrease) from the nine-months period ended December 31, 2007 to the nine months period ended December 31, 2008.

All amount, other than percentages, in millions of U.S dollars.

	9 Months ended December 31,
Item	2008	2007	Increase (Decrease)	% Increase (% Decrease)
Revenues
Sales	$2.08	$0.65	$1.44	222.5%
Cost of Goods Sold	1.62	0.58	1.04	179.3%
Gross profit	0.46	0.07	0.40	607.7%
Operating Expenses
SG&A	1.19	1.33	(0.14)	-10.2%
EBITDA	(0.73)	(1.26)	0.53	42.1%
Depreciation and amortization	0.00	0.00	0.00	N/A
EBIT	(0.73)	(1.26)	0.53	42.1%
Other Income (expense):
Interest expense	(0.01)	0.00	(0.01)	N/A
Interest income	0.00	0.00	(0.00)	N/A
Net interest expense	(0.01)	0.00	(0.01)	N/A
Pretax income	(0.74)	(1.26)	0.52	41.6%
Income tax expense	0.00	0.00	0.00
Net income (loss)	$(0.74)	$(1.26)	0.52	41.6%

Nine Months Ended December 31, 2008 Compared to Nine Months Ended December 31, 2007

Net sales. Net sales increased $1.44 million, or 222.5%, for the nine months ended December 31, 2008 compared to the prior year period.  The increase in sales primarily resulting from distributors’ orders income generated from the third quarter of 2007 and the continued expansion of our sales force through distributor partnerships around the world.

Gross Profits. For the nine months ended December 31, 2008, gross profit increased by $0.4 million over the prior year period.  Due to possible volatility in raw materials and energy pricing, we will further enhance our efficiency and lowering costs for freight and distribution as well as increasing in average sales price to partially offset the increasing costs to generate the best gross profit margin.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $0.14 million for the nine months ended December 31, 2008 compared to the nine months ended December 31, 2007.  As a percentage of net sales, selling, general and administrative expenses were 57% in 2008 versus 205% in 2007 in the comparable period.  The high selling, general and administrative expenses is due to more resources were put into product research and development as well as advertising of the product.  We expect the selling, general and administrative expenses will become stable or further reduced as sales increases.

Results of Operations of Eatware Intellectual Properties Limited

The following table summarizes the results of our operations during the nine-months period ended December 31 2008 and 2007, and provides information regarding the dollar and percentage increase or (decrease) from the nine-months period ended December 31, 2007 to the nine months period ended December 31, 2008.

All amount, other than percentages, are in U.S dollars

	9 Months ended December 31,
Item	2008	2007	Increase (Decrease)	% Increase (% Decrease)
Revenues
Sales	$0.00	$0.00	$0.00	N/A %
Cost of Goods Sold	0.00	0.00	0.00	N/A %
Gross profit	0.00	0.00	0.00	N/A %
Operating Expenses
SG&A	6,196.00	610.00	5,586.00	915.7%
EBITDA	(6,196.00)	(610.00)	(5,586.00)	915.7%
Depreciation and amortization	0.00	0.00	0.00	N/A
EBIT	(6,196.00)	(610.00)	(5,586.00)	915.7%
Other Income (expense):
Interest expense	0.00	0.00	0.00	N/A
Interest income	0.00	0.00	(0.00)	N/A
Net interest expense	0.00	0.00	(0.00)	N/A
Pretax income	(6,196.00)	(610.00)	(5,586.00)	915.7%
Income tax expense	0.00	0.00	0.00
Net income (loss)	$(6,196.00)	$(610.00)	(5,586.00)	915.7%

Nine Months Ended December 31, 2008 Compared to Nine Months Ended December 31, 2007

Net sales. Net sales were $0 for the nine months ended December 31, 2008 and nine months ended December 31, 2007.

Gross Profits. Gross profits were $0 for the nine months ended December 31, 2008 and nine months ended December 31, 2007.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $5,586 dollars for the nine months ended December 31, 2008 compared to the nine months ended December 31, 2007.  The selling, general and administrative expenses increased due to registration of trademarks and patents in different countries.

Liquidity and Capital Resources

The Company continued to strengthen its balance sheet in 2008 and the first quarter of 2009. Total assets and stockholders’ equity have both increased.  The Company utilizes short term bank financing to provide for its liquidity needs as the Company is typically paid for its products adequate to allow the Company to operate at present levels and to sustain moderate growth, the Company has received large, potentially profitable orders which it has been compelled to refuse due to lack of plant capacity.  Management believes that the Company’s reputation for quality production will result in more large orders that will be difficult to fill without significant plant expansion and the required financing. Management will seek additional equity or debt financing for the Company to permit plant expansion and to explore the feasibility of forming strategic partnerships with distributors and licensees. However, the Company does not have any commitments for additional financing and no assurance is given that any additional financing will be available or that, if available, it will be on terms that are favorable to our shareholders.

Management

Resigning Officers and Directors

The below officers and directors resigned as of March 31, 2009:

Name	Age	Position(s)

Gu Xianzhong	52	President, CEO and a Director

Gu Changhong	57	COO and VP Manufacturing

Chaojun Huang	33	Secretary

Gu Xianzhong was a founder of SKYEDC in where he has worked since 1997 and has over 20 years of experience in managing shoe operations in the PRC. Gu Xianzhong has been a director and our CEO since June 2007.

Gu Changhong was appointed COO and VP Manufacturing and Production in July 2007. Gu Changhong is a co-founder if SKYEDC where he has worked since 1997. He has over 20 years of managerial experience in the wholesale footwear industry including experience in shoe design and export.

Chaojun Huang has been was appointed Secretary in July 2007. He has been CFO of SKYEDC since 2005. Prior thereto, from 1999 to 2005, he was the financial director of Shanghai Taihe Metallic Material Co., Ltd. He is a 1998 graduate of Hunan Financial and Economical College and a registered accountant.

Newly Elected and Appointed Officers and Directors

The following sets forth the name and position of each of our newly elected and appointed current executive officers and directors.

Name	Age	Position

Mr. Wu, Man-Shing	39	Chairman

Mr. So, Jonathan W.L.	43	C.E.O., C.F.O. and Director

Mr. Megret, Laurent	42	C.O.O. and Director

Mr. Wu, Man-Shing, Chairman

Mr. Wu, Man-Shing (“Mr. Wu”), Chairman of the Company.  Mr. Wu has over 10 years of experiences in administration management, policy establishment and business development over an extensive of businesses covering toys, gifts, garment manufacturing, retailing, global sourcing as well as decomposable food container made from natural materials.

Mr. So, Jonathan W.L., C.E.O., C.F.O. and Director

Mr. So, Jonathan W.L. (“Mr. So”), C.E.O., C.F.O. and a director of the Company. With his wealth of international business experience, Mr. So leads the finance, business management, sales & marketing and strategic planning divisions of the Company.  Mr. So continues to devote significant resources in developing the Company and keeping the Company on track for steady sales growth.

Mr. So had been nurtured to do business since childhood. Mr. So’s family started a manufacturing business in 1970.  When the China’s economic reform started in 1979, Mr. So’s family was one of the first investors to establish a factory in Jiangsu Province, China.  In 1988, Mr. So’s family further expanded their factories to Shenzhen and Shanghai and employed over 5000 workers.  Sales orders have been obtained from Europe and the United States.

Besides toys, gifts and garment manufacturing businesses, Mr. So further enhances the business in retailing, global sourcing, franchising, internet, animation, comic publishing, media as well as a self-invented single-use 100% decomposable food container made from natural materials.

Mr. Megret, Laurent, C.O.O. and Director

Mr. Megret, Laurent (“Mr. Megret”), C.O.O. and a Director of the Company.  With over 18 years of experiences in sales and marketing, Mr. Megret primarily engaged in clientele sales strategy and communications along side operational management for development opportunities. From Reinsurance Captives to EATware, he has looked after very specific niche markets and put tremendous efforts to manage international clientele requirements and convert them in better partnership and increased returns. Laurent enjoy working in very dynamic international and multi-cultural structures.

Significant Employees

Other than the officers described above, we do not expect any other individuals to make a significant contribution to our business.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
Being found by a court of competent jurisdiction (in a civil violation), the SEC or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Audit Committee

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out of the duties of the Audit Committee.  Our Board of Directors has determined that the cost of hiring a financial expert to act as a director of us and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

Executive Compensation

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 in the last fiscal year.

Name & Principal Position	Inception to 3/31/08		Salary (HK$)		Bonus (HK$)	Stock Awards ($)	Option Awards (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Megret, Laurent, COO, Director	2008 2007 2006	$ $ $	398,970 122,031 0	$ $ $	33,000 0 0						$431,970 122,031 0

Option grants in the last fiscal year

We did not grant any options or stock appreciation rights to our named executive officers or directors in the fiscal year of and.  As of March 31, 2009, none of our executive officers or directors owned any of our derivative securities.

Management agreements

We have no existing or proposed management agreements.

Compensation of Directors

We do not compensate our directors for their time spent on our behalf, but they are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at our Board of Directors meetings.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

Employment Agreements

On November 10, 2008, a subsidiary of the Company entered into a permanent and full-time employment agreement with Laurent Megret, covering the terms and conditions of Mr. Megret’s employment as a sales and marketing manager.  The agreement provides a base salary of HK$407,880 (US$52,427) per year.

Compensation Committee

Currently, the Board of Directors does not have a Compensation Committee.  The Board of Directors as a whole determines executive compensation.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information, as of March 31, 2009, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of March 31, 2009, there were 119,445,571 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of April 6, 2009 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

		Amount and
		< font style="DISPLAY: inline; FONT-SIZE: 10pt; FONT-FAMILY: Times New Roman; BACKGROUND-COLOR: white">Nature of
Title of		Beneficial		Percent of
Class	Name and Address of Beneficial Owner	Ownership		Class1
Common	Gu Xianzhong [former Director, President and C.E.O.] 488 Wai Qing Song Road, Waigang Town, Jiading District, Shanghai, PR China	11,500,000	*	0.57%

Common	Gu Changhong [former C.O.O.] 488 Wai Qing Song Road, Waigang Town, Jiading District, Shanghai, PR China	3,395,000	*	0.17%

Common	Chaojun Huang [former Secretary] 488 Wai Qing Song Road, Waigang Town, Jiading District, Shanghai, PR China	1,000,000	*	0.05%

Common	Wu, Man-Shing [Chairman] 23/F, Westin Center, 26 Hung To Road, Kwun Tong, Kowloon, Hong Kong	1,464,091,160		73.54%

Common	Grasswind Investments Limited 23/F, Westin Center, 26 Hung To Road, Kwun Tong, Kowloon, Hong Kong	1,400,000,000		70.32%

Common	So, Jonathan W.L. [C.E.O., C.F.O. and Director] 23/F, Westin Center, 26 Hung To Road, Kwun Tong, Kowloon, Hong Kong	0		0%

Common	Megret, Laurent [C.O.O. and Director] 23/F, Westin Center, 26 Hung To Road, Kwun Tong, Kowloon, Hong Kong	0		0%

*	Represents less than 1% beneficial ownership.

(1)	Percent of Ownership is calculated in accordance with the Securities and Exchange Commission’s Rule 13(d) — 13(d)(1)

Description of Securities

Our authorized capital consists of 300,000,000 shares of common stock with a par value of $0.001, and 10,000,000 shares of preferred stock with a par value of $0.001. At the close of business on March 31, 2009, the Company had 119,445,571 shares of Common Stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Market for Common Equity and Related Stockholders Matters

Our shares of common stock, par value $0.001 per share, are quoted on the Over-the-Counter Bulletin Board (“OTC.BB”) under the symbol “CHSH.OB”. We initially traded under the symbol “INGY” commencing on April 13, 2007 and our symbol was changed to “CHSH” on June 21, 2007 in connection with the change of our name from Indigo Technologies, Inc. to China Shoe Holdings, Inc. and our seven and six tenths for one stock split. As of March 31, 2009, there were 387 holders of record of our common stock. The number of holders does not include the shareholders for whom shares are held in a "nominee" or "street" name. We have not paid any cash dividends and do not anticipate doing so in the foreseeable future. Future dividends, if any, will depend upon our results of operations, financial condition, capital needs and such other factors as the Board of Directors deems relevant.

The following table sets forth the high and low closing prices for our common stock for the quarters ending on the dates indicated since we were first granted a symbol:.

	MARKET PRICE $
	HIGH	LOW
FISCAL YEAR ENDED DECEMBER 31, 2007:
December 31	$0.25	$0.09
September 30	$0.87	$0.25
June 30 (commencing on July 13)	-	-
FISCAL YEAR ENDED DECEMBER 31, 2008:
September 30	$0.05	$0.04
June 30	$0.16	$0.14
March 31	$0.10	$0.09
December 31	$0.0075	$0.01

The closing sale prices in the table above reflect inter-dealer prices, without retail mark-up or commissions and may not represent actual transactions.

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company’s common stock and may affect the ability of shareholders to sell their shares.

Legal Proceedings

We are not a party to any legal proceedings, nor are we aware of any contemplated or pending legal proceedings against us

Recent Sales of Unregistered Securities

The following is a history of CHSH’s sales of unregistered securities since its incorporation on January 24, 2005.

As disclosed above, on March 31, 2009, the Company entered into a Share Exchange Agreement pursuant to which the Company agreed to acquire all of the issued and outstanding shares of common stock of Extra Ease and EWIP.  As consideration, the Company shall issue a total of 1,871,313,946 shares of its common stock.

On March 31, 2009, the Company entered into an Agreement for Sale of Stock to which Feng Guang Yuan agreed to purchase all of the issued and outstanding stock, i.e. 945,000 shares of Wholly Success, a British Virgin Islands corporation (“WS”) for a total consideration of $100.

On March 24, 2008, the Company entered into an Equity Line Agreement (the “ELA”) and a Registration Rights Agreement (“RRA”) with Magellan Global Fund, L.P., a Delaware limited partnership with offices in San Diego, California (“Magellan”). The ELA provides that he Company will receive up to $2,000,000 from Magellan in connection with the issuance to Magellan of Common Stock. Magellan was issued 571,429 shares of the Company’s common stock upon execution of the ELA and will be issued additional shares of the Company’s common stock (having a market value of $40,000 based on the closing bid price on the effective date of the registration statement on such effective date.

On January 30, 2008, the Company entered into a Regulation S Subscription Agreement with Yu Guorui a resident and national of the Peoples Republic of China pursuant to which it sold 4,230,769 shares (approximately 4.1% of the 104,230,769 outstanding shares) to such investor for US$550,000.00.

On July 3, 2007, a closing was held pursuant to an Agreement and Plan of Reorganization, dated as of June 29, 2007, (the “Agreement”) by and among the Company, Wholly Success Technology Group Limited, a British Virgin Islands Corporation, (WSTG) and WSTG’s shareholders. Pursuant to the Agreement, each Shareholder of WSTG exchanged all of his shares in WSTG for shares in the Company with an aggregate of 69,615,000 shares in the Company being issued in exchange for the shares in WSTG. In addition, the Agreement provided that China Venture Partners, Inc. (“CVP”), a Delaware corporation, would be issued 15,185,000 shares in the Company at their par value of $.001 per share for services pursuant to a consulting agreement which the Company and CVP have agreed to value at $15,185.

On April 16, 2006, a total of 4,125,000 shares of Common Stock were issued to our director in exchange for cash in the amount of $4,125 U.S., or $.001 per share. On April 20, 2006, a total of 1,000,000 shares of Common Stock were issued to 4 unrelated shareholders in exchange for cash in the amount of $10,000 U.S., or $.01 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933

All of the above noted securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders are subject to Rule 144 of the Securities Act of 1933 with respect to resale. We relied on this exemption from registration due to the fact that at the time of these sales we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, not an investment company, we had a specific business plan at the time we sold the securities, we are not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less that $1,000,000. All of the subscribers are directors and/or officers of us.

No underwriters were used, and no commissions or other remuneration was paid except to the company for any of the above noted.

Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada General Corporation law and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 4.01 Changes in Registrant’s Certifying Accountant.

See Item 2.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the acquisition of Extra Ease Limited and Eatware Intellectual Properties Limited, the Company is changing its name to EATware Inc. with a trading symbol of EATW.  The Company is also changing its fiscal year-end from December 31 to March 31.

Item 5.06 Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Exhibit 99.1 - Audited consolidated financial statements of Extra Ease Limited for the years ended March 31, 2008 and 2007.

Exhibit 99.2 - Audited financial statements of EATware Intellectual Properties Limited for the year ended March 31, 2008 and the period from inception (December 16, 2006) to March 31, 2007.

Exhibit 99.3 - Unaudited consolidated financial statements of Extra Ease Limited for the nine months ended December 31, 2008 and 2007.

Exhibit 99.4 - Unaudited financial statements of EATware Intellectual Properties Limited for the nine months ended December 31, 2008 and 2007.

(b)	Pro Forma Financial Information.

Exhibit 99.5 - Pro forma consolidated financial statements of the Registrant, Extra Ease Limited and EATware Intellectual Properties Limited, as of and for the nine months ended December 31, 2008.

(c)	Exhibits

Exhibit Number	Description
10.1
Agreement for Share Exchange, dated as of March 31, 2009, by and among Extra Ease Limited, Eatware Intellectual Properties Limited, the Company, and the shareholders of Extra Ease and EWIP (incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 31, 2009)

10.2	Agreement for Sale of Stock by and between the Company and FENG Guang Yuan dated March 31, 2009
10.3	Employment Agreement by and between the Company and Mr. Megret, Laurent
10.4	Letter of indemnification with Appendix
10.5
Valuation report of the Intellectual Property in the technology to produce environmentally preferable food packaging products held by EATware Intellectual Properties Limited dated December 23, 2008 by B.I. Appraisals Limited

99.1	Audited consolidated financial statements of Extra Ease Limited for the years ended March 31, 2008 and 2007
99.2	Audited financial statements of EATware Intellectual Properties Limited for the year ended March 31, 2008 and the period from inception (December 16, 2006) to March 31, 2007
99.3	Unaudited consolidated financial statements of Extra Ease Limited for the nine months ended December 31, 2008 and 2007
99.4	Unaudited financial statements of EATware Intellectual Properties Limited for the nine months ended December 31, 2008 and 2007
99.5	Pro forma consolidated financial statements of the Registrant, Extra Ease Limited and EATware Intellectual Properties Limited, as of and for the nine months ended December 31, 2008

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOE HOLDINGS, INC.

Date: April 6, 2009	By:	/s/ Wu, Man-Shing
		Name:	Wu, Man-Shing
		Title:	Chairman

	By:	/s/ So, Jonathan W.L.
		Name:	So, Jonathan W.L.
		Title:	C.E.O., C.F.O and Director

	By:	/s/ Megret, Laurent
		Name:	Megret, Laurent
		Title:	C.O.O. and Director